Exhibit 21.1
LIST OF SIGNIFICANT SUBSIDIARIES OF THE LUBRIZOL CORPORATION
The following are the significant subsidiaries(1) of The Lubrizol Corporation as of December 31, 2008 and for each subsidiary its jurisdiction of organization. Except where otherwise noted, all subsidiaries are either directly or indirectly wholly owned by the company.

COUNTRY OR STATE OF
NAME	INCORPORATION
Lubrizol Advanced Materials FCC, Inc.	USA — Delaware
Lubrizol Advanced Materials Holding Corporation	USA — Delaware
Lubrizol Advanced Materials, Inc.	USA — Delaware
Lubrizol Advanced Materials International, Inc.	USA — Delaware
Lubrizol Advanced Materials Gibraltar, Inc.	USA — Delaware
Lubrizol Overseas Trading Corporation	USA — Delaware
CPI Engineering Services, Inc.	USA — Michigan
Lubrizol International Management Corporation	USA — Nevada

Lubrizol Advanced Materials Europe BVBA	Belgium
Lubrizol Europe Coordination Center BVBA	Belgium
Lubrizol do Brasil Aditivos Ltda. (2)	Brazil
Lubrizol Canada Limited	Canada
Lubrizol International, Inc.	Cayman Islands
Lanzhou Lubrizol — Lanlian Additive Co. Ltd. (3)	People’s Republic of China
Lubrizol Specialty Chemicals (Shanghai) Co., Ltd.	People’s Republic of China
Lubrizol Specialty Chemicals Manufacturing (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Lubrizol International Trading Co., Ltd.	People’s Republic of China
Lubrizol France SAS	France
Lubrizol Holdings France SAS	France
Lubrizol Deutschland GmbH	Germany
Noveon Pharma GmbH & Co. KG	Germany
Lubrizol (Gibraltar) Limited	Gibraltar
Lubrizol (Gibraltar) Minority Limited	Gibraltar
Lubrizol Advanced Materials Asia Pacific Limited	Hong Kong
Lubrizol Advanced Materials Hong Kong Limited	Hong Kong
Lubrizol India Private Limited (3)	India
Lubrizol Japan Limited	Japan
Lubrizol Advanced Materials Korea, Inc.	Korea
Lubrizol (Gibraltar) Limited Luxembourg SCS	Luxembourg
Lubrizol Luxembourg S.à.r.l.	Luxembourg
Lubrizol Advanced Materials Mauritius Holdings Limited	Mauritius
Lubrizol Advanced Materials Holland B.V.	The Netherlands
Lubrizol Southeast Asia (Pte.) Ltd.	Singapore
Lubrizol Limited	United Kingdom

(1)	The names of the company’s subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2008 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.

(2)	The company owns all of the quotas of this subsidiary, with the exception of one quota that is held by an employee of the company.

(3)	This entity is a joint venture and is owned 50% by the company directly or indirectly through its wholly owned subsidiaries.